Exhibit 5.1

February 27, 2024

American States Water Company

630 East Foothill Blvd.

San Dimas, CA 91773

Re:  $200,000,000 of Common Shares, no par value, of American States Water Company

Ladies and Gentlemen:

We have acted as counsel to American States Water Company, a California corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the registration statement on Form S-3 (File No. 333-277365) (the “Registration Statement”) initially filed with the Commission on February 26, 2024, (ii) the base prospectus dated February 26, 2024, forming a part of the Registration Statement (the “Base Prospectus”) and (iii) the prospectus supplement in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on February 27, 2024 (together with the Base Prospectus, the “Prospectus Supplement”) in connection with an “at the market offering” by the Company of the Company’s common shares, no par value per share, having an aggregate offering price of up to $200,000,000 (the “Shares”), covered by the Registration Statement. The Shares are being sold pursuant to an Equity Distribution Agreement, dated February 27, 2024 (the “Equity Distribution Agreement”), by and between the Company and Wells Fargo Securities, LLC, Janney Montgomery Scott LLC, RBC Capital Markets LLC, and Siebert Williams Shank & Co., LLC, as the Sales Agents (the “Sales Agents”). We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinion set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents that we considered necessary or appropriate as a basis for the opinion, including (i) the Registration Statement, (ii) the Prospectus Supplement and (iii) the Equity Distribution Agreement. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Equity Distribution Agreement constitutes the valid and binding obligation of each party thereto (other than the Company) enforceable against each such party in accordance with its terms. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

February 27, 2024

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when the Shares are delivered against payment of the agreed consideration therefor in accordance with the Equity Distribution Agreement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of California, as currently in effect. We express no opinion with respect to any other laws, statutes, regulations or ordinances. The opinion expressed herein that is based on the laws of the State of California is limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission on February 27, 2024 and its incorporation by reference into the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement included in the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP